UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33762	87-0528557
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

75 West Towne Ridge Parkway, Tower 1, Sandy, UT 84070

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

inContact, Inc. held a special meeting of stockholders (the “Special Meeting”) on August 11, 2016. There were 62,513,387 shares issued, outstanding and eligible to vote at the Special Meeting. At the Special Meeting the stockholders voted on and approved the following three proposals:

1.	To adopt and approve the merger agreement dated as of May 17, 2016, (as it may be amended from time to time) by and among inContact, Inc., NICE-Systems Ltd. and Victory Merger Sub Inc., a wholly owned indirect subsidiary of NICE-Systems Ltd., pursuant to which inContact, Inc. would be acquired by NICE-Systems Ltd.;

2.	To approve the postponement or adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement if there are insufficient votes at the time of such adjournment to approve such proposal; and

3.	On an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to inContact, Inc.’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

The final votes cast on the three proposals are as follows:

Proposal No. 1 Approval of Merger Agreement

Votes For	Votes Against	Abstain	Broker Non-Votes
42,091,459	8,297	2,126	—

Proposal No. 2 Postponement or Adjournment

Votes For	Votes Against	Abstain	Broker Non-Votes
37,460,082	4,402,353	239,447	—

Proposal No. 3 Possible Executive Officer Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
39,680,967	2,183,646	237,269	—

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: August 12, 2016	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

3